QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.40

MANGROVE PLAZA
LEASE AGREEMENT

        THIS LEASE AGREEMENT ("Lease") is made this 20th day of March 2001 by and between Anna Laura Shilling Trust, dba Mangrove Plaza ("Landlord") and Butte Community Bank, a Corporation ("Tenant").

        Landlord hereby Leases to Tenant and Tenant hereby Leases from Landlord those certain commercial premises (the "Premises") consisting of the parcel of real property commonly known as 900 Mangrove Avenue, Chico, California and the building located thereon consisting of approximately 6,000 square feet all of which are located within the Shopping Center commonly known as Mangrove Plaza (the "Center") upon the following terms and conditions:

1.
TERM

        The term of this Lease shall commence on April 1, 2001 (the "Commencement date") and end at 12:00 a.m. on September 30, 2011.

2.
USE

        Tenant shall use the Premises solely for the purpose of conducting thereon the following business: Banking and general banking offices, and related products and services. Notwithstanding anything contained in this Lease, Tenant shall not use or permit the Premises or any part thereof to be used for any other purpose whatsoever without the prior written consent of Landlord, which consent may be withheld in Landlord's sole and absolute discretion. Except as provided in Section 37.B, below, nothing herein shall be construed as providing Tenant an exclusive right within the Center to conduct such authorized business.

        No use shall be made or permitted to be made of the Premises, nor acts done, which shall increase the existing rate of fire, casualty, liability or other insurance upon the Center or cause a cancellation of any insurance policy covering the Center or any part thereof, nor shall Tenant sell or permit to be kept, used or sold in or about the Premises any article which may be prohibited by standard form of fire insurance policies. Tenant shall, at its sole cost, comply with any and all requirements (pertaining to the use of the Premises) of any insurance organization or company necessary for the maintenance of reasonable fire and public liability insurance covering said building and appurtenances. In the event Tenant's use of the Premises results in a rate increase for the Center. Tenant shall pay annually within ten (10) days following Tenant's receipt of Landlord's written statement therefore, a sum equal to that of the additional premium, occasioned by such rate increase.

        Tenant shall not use or permit the Premises, or any part thereof, to be used in any way that (a) violates or conflicts with any law, statute, ordinance, or governmental rule or regulation, whether now in force or hereafter enacted, governing the Premises or the Center; (b) will tend to create a nuisance or disturb other Tenants or occupants of the Center or tend to adversely affect or injure the reputation of the Center; (c) constitutes the commission or maintenance of a nuisance or waste as defined by the laws of California; (d) it is prohibited to conduct any activity that omits odors, objectionable noises, or through the use of machinery, apparatus or appliance that could in any manner injure, vibrate or shake the Center; or (e) it is forbidden to conduct auctions or going out of business sales.

3.
RENT

        Tenant shall pay to Landlord "Base Rent" in monthly installments of:

04/01/01 - 09/30/01	$0.00	(approx. $0.00 per sq. ft.)
10/01/01 - 09/30/02	$6,000.00	(approx. $1.00 per sq. ft.), plus full CAM
10/01/02 - 09/30/03	$6,150.00	(approx. $1.025 per sq. ft.), plus full CAM
10/01/03 - 09/30/04	$6,304.00	(approx. $1.050 per sq. ft.), plus full CAM
10/01/04 - 09/30/05	$6,461.00	(approx. $1.076 per sq. ft.), plus full CAM
10/01/06 - 09/30/06	$6,623.00	(approx. $1.103 per sq. ft.), plus full CAM
10/01/06 - 09/30/07	$6,788.00	(approx. $1.131 per sq. ft.), plus full CAM
10/01/07 - 09/30/08	$6,958.00	(approx. $1.159 per sq. ft.), plus full CAM
10/01/08 - 09/30/09	$7,132.00	(approx. $1.188 per sq. ft.), plus full CAM
10/01/09 - 09/30/10	$7,310.00	(approx. $1.218 per sq. ft.), plus full CAM
10/01/10 - 09/30/11	$7,493.00	(approx. $1.248 per sq. ft.), plus full CAM

payable in advance on the first (1st) business day of each month and late after 5:00 P.M. the tenth (10th) day of the month during the term of the Lease. Rent shall commence on the Rental Commencement Date of October 1, 2001.

        Base rent shall be paid without deduction or offset except as provided in the terms and conditions of this Lease. If the Rental Commencement Date is not the first day of the month, the Base rent and Additional charges shall be prorated for the first partial month at a per diem rate allocated on a 365 day annual basis.

4.
ADDITIONAL CHARGES (Common Area Maintenance Charges)

        In addition to any other amount due hereunder, and commencing on October 1st, 2001, Tenant shall pay to Landlord as Additional Rent the following items, hereinafter referred to as "Additional Charges", up to the maximum set forth in Section 4.F.(i) below. Also refer to Section 37.C., Type of Lease.

        A.    Real Estate Taxes—All of the real estate taxes on the Premises. (parcel #003-280-021-000), and Tenant's proportionate share of common area real estate taxes.

        B.    Insurance Premiums—(1) All of the insurance premiums for fire insurance on the Premises with a minimum value of $1,000,000; (2) Tenant's proportionate share of (see Section 4.E. below) a policy of comprehensive public liability and property damage insurance insuring Landlord against any liability arising out of the ownership, use, or maintenance of the common area; and (3) Tenant's proportionate share of a policy of umbrella comprehensive liability and property damage insurance insuring Landlord against liability arising out of the ownership, use, or maintenance of the common area. Not more frequently than annually, if, in the opinion of Landlord, the amount of any such insurance is not adequate, such insurance coverage shall be increased to such amount as Landlord deems to be adequate.

        C.    Center Maintenance Costs—Tenant's proportionate share of all repair, maintenance, and replacement costs incurred by Landlord relating to the common area. Tenant shall not be responsible for any landscaping costs associated with the landscaping in front of Blockbuster. Tenant to be fully responsible for all costs associated with the landscaping located on the Premises.

        D.    Center Operating Costs—Tenant's proportionate share of costs and expenses incurred by Landlord (either directly or indirectly) in connection with the operation and the management of the Center.

        E.    Tenant's Apportioned Share Defined—As used in this Section 4, "Tenant's Apportioned Share" shall mean that amount of the Additional Charges which bear the same ratio to the total amount of the Additional Charges as the floor area of the Premises bears to the total rentable floor area of the Center. Tenant's proportionate share shall be 12.303%. Additional charges that cover a period not within the term of this Lease shall be prorated.

        F.    Payment of Additional Charges—Upon commencement of the Lease Term Landlord shall submit to Tenant a Statement of the anticipated monthly Additional Charges for the period between such commencement and the following January, and the Tenant shall pay these Additional Charges on a monthly basis concurrently with the payment of rent. Annually, and prior to the commencement of each calendar year during the term of this Lease, Landlord shall prepare and deliver to Tenant an estimate of the Additional Charges for the next calendar year, and Tenant shall pay the Additional Charges as set forth in said estimate on a monthly basis concurrently with the payment of rent during the calendar year to which such Additional Charges relate.

            (i)  End of Year Adjustment—By March 31 of each year, Landlord shall endeavor to give Tenant a statement showing the total Additional Charges actually incurred during the prior calendar year and Tenant's allowable share thereof. In the event the total of the monthly payments which Tenant has made for the prior calendar year is less than the Tenant's actual share of such Additional Charges, then Tenant shall pay the difference in a lump sum within ten (10) days after receipt of such statement from Landlord. Any overpayment by Tenant shall be credited towards the monthly payment for Additional Charges next coming due. CAM expenses, including real estate taxes are not to increase more than Three and one half percent (3.5%) in any single year (see Section 37.C., Type of Lease).

          (ii)  End of Lease Term Adjustment—Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's share of said Additional charges for the year in which this Lease Terminates, Tenant shall immediately pay any increase due over the estimated Additional Charges previously paid and, conversely, any overpayment made shall be immediately refunded by Landlord to Tenant. Failure of Landlord to submit statements as called for under this section shall not be deemed to be a waiver of Tenant's requirement to pay sums as herein provided.

5.
SECURITY DEPOSIT

        Tenant, with the execution of this Lease, has deposited with Landlord forthwith the sum of Six Thousand Dollars and NO/100 ($6,000.00). Said deposit shall be held by Landlord, without liability for interest, as security for the faithful performance by Tenant of all of the terms, covenants, and conditions of this Lease. If Tenant is in default, Landlord may use the security deposit, or any portion of it, to cure the default or to compensate the Landlord for all damage sustained by Landlord resulting from Tenant's default. Tenant shall immediately on demand pay to Landlord a sum equal to the portion of the security deposit expended or applied by Landlord as provided in this paragraph so as to maintain the security deposit in the sum initially deposited with Landlord. If Tenant is not in default at the expiration or termination of this Lease, Landlord shall return the security deposit to Tenant without interest. Landlord's obligations with respect to the security deposit are those of a debtor and not as a trustee. Landlord is not obligated to maintain the security deposit separate and apart from Landlord's general funds.

6.        OPTION TO RENEW LEASE—Tenant shall have the option to extend the term on all the provisions contained in this Lease, except for the Base rent for Four (4), Five (5) year option periods following the expiration of the initial term by giving notice of the exercise of the option to landlord at least Three (3) months, but not more than Six (6) months before the expiration of the then current term, provided that, if tenant is in default on the date of giving the notice of exercise of option, the notice shall be totally ineffective or, if Tenant is in default on the date the extended term is to commence, the extended term shall not commence and this Lease shall expire at the end of the initial term. Upon Tenants exercise of said option period, Tenant and Landlord shall renew this Lease upon the same terms and conditions as in the original Lease except the rental amount shall be the then-current fair rental value. The rental rate shall be negotiated by both parties no later than 90 (ninety) days prior to the then current expiration date. If the parties are unable to agree, each shall promptly appoint a professional appraiser, and those two shall appoint a third appraiser. The three shall separately appraise fair rental value, and the value which is neither highest or lowest shall be the fair rental value.

7.
UTILITIES

        Tenant shall make all arrangements for and pay for all utilities and services furnished to or used by Tenant, including, without limitation, gas, electricity, water, telephone service and trash collection, and for all connection charges for new services. Landlord shall not be liable for failure to furnish utilities or services to the Premises when that failure results from causes beyond Landlord's reasonable control.

8.
WAIVER OF LIABILITY AND INDEMNITY INSURANCE

        A.    Risk of Loss—Landlord and Landlord's agents and employees shall not be liable to Tenant for any loss, damage, or injury to property or persons located in, upon, or about the Premises resulting from any cause. Tenant hereby assumes all risk of said loss, damage, and injury and waives all claims against Landlord for damage to person or property arising for any reason. Tenant shall give prompt notice to Landlord of any casualty or accidents in, on, or about the Premises.

        B.    Indemnity—Tenant will save and indemnify, hold free and harmless, and defend Landlord from all losses, damages, injuries, claims, actions, suits, proceedings, costs, expenses, and attorney's fees arising out of, connected with, relating to, or resulting from the use, possession, care, maintenance, or improvement of the Premises or common area by Tenant or Tenant's officers, agents, employees, guests, or invitees.

        C.    Insurance—Tenant, at its cost, shall maintain in full force and effect at all times during the term of this Lease, insurance of the types and amounts stated below:

            (i)  Public liability and property damage insurance (which may be an umbrella policy) with a single combined liability limit of $1,000,000.00, including property damage, insuring against all liability of Tenant and its authorized representatives arising out of and in connection with Tenant's use and occupancy of the Premises. All public liability insurance and property damage insurance shall insure performance by a Tenant of the indemnity provisions of this paragraph. Landlord shall be named as an additional insured.

          (ii)  Tenant, at its expense, shall maintain on all its personal property, Tenant improvements and alterations in, on or about the premises, a policy of fire and extended coverage insurance with vandalism and malicious mischief endorsements to the extent of at least 100% of their replacement value. The proceeds from any such policy shall be used by Tenant for the replacement of personal property or the restoration of Tenant's improvements or alterations.

          (iii)  Tenant shall, at its cost, maintain a policy of business interruption insurance insuring that the Base rental will be paid to Landlord for a period up to six months if the Premises are destroyed or rendered inaccessible by a risk insured against by a policy of standard fire and extended coverage insurance.

        D.    The parties release each other and their respective authorized representatives from any claims for damage to any person or to the premises and the Center that are caused by or result from risks insured against under any insurance policies carried by the parties and in force at the time of any such damage. Tenant shall cause each insurance policy obtained by it to provide that the insurance company waives all right of recovery by right of subrogation against Landlord in connection with any damage covered by any such policy.

        All insurance required under this Lease shall be issued by an insurance company authorized to do business in the State of California with a financial rating of at Lease an A+AAA status as rated in the most recent edition of Best's Insurance Reports; be issued as a primary policy; contain an endorsement required 30 days written notice from the insurance company to both parties before cancellation or change in the coverage, scope or amount of any policy.

        Each policy or certificate of the policy, together with evidence of payment of premiums, shall be deposited with Landlord at the commencement of the term and on renewal of the policy not less than 20 days before expiration of the term of the policy.

9.
COMMON AREA

        A.    Definition and Use. Landlord covenants that the common and parking areas of the Center including driveways, sidewalks, landscaped areas, service areas and all other areas and facilities available for the non-exclusive use and benefit of the customers, employees, permits and licensees of the Center (the "Common Area"), shall be available for the non-exclusive use of Tenant during the full term of this Lease or any extension of the term thereof. Landlord warrants that common area parking is sufficient for Tenant's use. Landlord shall have the right to close temporarily any of the Common Area or Parking Area for maintenance purposes and shall have the right to make changes to the Common Area and Parking Area, including without limitation, changes in the location of driveways, entrances, exits, parking spaces or the direction of flow of traffic. Landlord shall have the right to establish and enforce reasonable rules and regulations applicable to all tenants of the Center concerning the maintenance, management, use and operation of the Common Area and Parking Area.

        B.    Maintenance and expenses. Landlord shall keep, or cause to be kept, said Common Area in a neat, clean and orderly condition, property lighted and landscaped and shall repair any damage to the facilities thereof. Tenant's proportionate share of the costs and expenses incurred by Landlord in the maintenance and repair of the Common Area shall be included in the Additional Charges.

10.
PAYMENT

        All Base Rent payments and Additional rent and charges are to be made payable to: Mangrove Plaza and mailed to such payee at RSC Associates, Inc., 20 Williamsburg Lane, Chico, CA 95926. On notice from Landlord, Tenant shall make payment to such other payee and at such other address as shall be set forth in such notice.

11.
HOLDOVER

        Any holding over after the expiration of this Lease with the consent of the Landlord shall be the basis of a Tenancy from Month-to-Month upon the same terms and conditions of this Lease, except that the base rent may be increased with proper thirty (30) day written notice to Tenant.

12.
ASSIGNMENT AND SUBLETTING

        Tenant shall not encumber, assign or otherwise transfer this Lease, any right or interest in the Lease, or any right or interest in the Premises without first obtaining the written consent of Landlord. Furthermore, Tenant shall not sublet the Premises or any part of it or allow any other persons other than Tenant's employees and agents, to occupy or use the Premises or any part of it without the prior written consent of Landlord. A consent by Landlord to one assignment, subletting, or occupation and use by another person shall not be deemed to be a consent to any subsequent assignment, subletting, or assignment, transfer or subletting or occupation and use by another person. Any encumbrance, assignment, transfer or subletting without the prior written consent of Landlord, whether voluntary or involuntary, by operation of law or otherwise, is void and shall, at the option of Landlord, terminate this Lease. Tenant will remain responsible for its obligations under this Lease unless Tenant receives an express written release from Landlord of any future responsibility. Tenant shall have the right to sublease a portion of the Premises, subject to prior written approval by Landlord. Said approval shall not be unreasonably withheld. Tenant shall not sublet any space within the Premises to any entity that is in direct competition with any Tenant at the Center.

13.
SIGNS, LIGHTING AND ADVERTISING

        Tenant shall not, without Landlord's prior written consent (a) Install or affix to the Premises any sign, exterior lighting or plumbing fixtures, shades, awnings or exterior decorations (including exterior painting); (b) Display or sell merchandise on, or otherwise obstruct, any area outside of the Premises (or in the common area); (c) Cause or permit to be used any advertising material or methods which are objectionable to Landlord or to other Tenants of the Center, including without limiting the generality of the foregoing, loudspeakers, mechanical or moving display devices, unusually bright or flashing light and similar devices the effect of which may be seen or heard outside the Premises; (d) Solicit business in the common areas, or distribute any handbills or other advertising matter in the parking area or in the common area.

14.
MAINTENANCE AND REPAIRS

        By accepting possession of the Premises, Tenant acknowledges that the Premises are in good and sanitary condition, order, and repair. Landlord, at its cost, shall maintain in good condition the structural parts of the Center in which the Premises are located which shall include only the foundations, bearing and exterior walls (excluding glass and doors), subflooring and roof, the unexposed electrical, plumbing and sewage systems, window frames, gutters and downspouts, unless excused. Landlord shall repair the Premises if they are damaged by (i) causes outside the premises over which Tenant has no control, (ii) acts or omissions of Landlord or its authorized representatives (iii) Landlord's failure to perform its obligations under this paragraph and Landlord shall have a reasonable time for such notice to commence and complete such repairs. or (iv) ordinary wear and tear. Except as provided herein, Tenant, at its cost, shall maintain in good condition all portions of the Premises, including, without limitation, all Tenant's personal property, signs, storefronts, plate glass, quarterly heating, air-conditioning and ventilating systems service contract, plumbing and electrical fixtures, interior walls, floors and ceilings and doors.

15.
PERSONAL PROPERTY TAXES

        Tenant shall pay or cause to be paid before delinquency all taxes levied or assessed against all equipment, or fixtures or other personal property located in or on the Premises except that which maybe owned by Landlord.

16.
ALTERATIONS BY TENANT

        Tenant shall not make any alterations to the Premises without Landlord's consent which shall not be unreasonably withheld. Any alterations made shall remain on and be surrendered with the Premises on expiration or termination of the term, except that Landlord can elect, within thirty (30) days before expiration of the term or within ten (10) days after expiration of the term, to require Tenant to remove any alterations that Tenant has made to the Premises. If Landlord so elects, Tenant, at its cost, shall restore the Premises to the condition designated by Landlord in its election before the last day of the term or within thirty (30) days after notice of election is given, whichever is later, except that Tenant shall not be required to remove the initial tenant improvements installed prior to the Tenants' initial move in and occupancy.

17.
DESTRUCTION

        If Tenant makes any alterations to the Premises as provided herein, the alterations shall not be commenced until five (5) days after Landlord has received notice from Tenant stating the date the installation of the alterations is to commence so that Landlord can post and record an appropriate notice of nonresponsiblity. With respect to any approved alterations, Tenant shall obtain all necessary governmental permits and shall comply with all applicable laws, regulations, ordinances and codes.

        If the Premises are damaged or destroyed by fire or other casualty not the fault of Tenant during the term of this Lease, the Landlord will immediately restore or repair the Premises and the rent otherwise payable under this Lease shall be abated for the time and to the extent Tenant is prevented from occupying the Premises in its entirety. If the damages substantially impair the use of the Premises and damages occur during the final twelve (12) months of the Lease term then Landlord must notify Tenant, within twenty (20) days after the date of the casualty, of the estimated time required to repair or restore the Premises and either party, at its sole option without further liability, may cancel this Lease, as of the date of the casualty by giving written notice to the other party not more than thirty (30) days after the casualty. If neither party exercises their right to cancel this Lease, Landlord will restore and repair the Premises with due diligence.

        Provided that Landlord has adequately insured the Premises as required herein, Landlord's obligation to make such repairs shall only be to the extent that proceeds of insurance are available to Landlord for such purpose. If the proceeds of the insurance are not sufficient to restore the damage, and if Landlord notifies Tenant that Landlord elects not to use its own funds to complete the repairs, Tenant may, at its option, either contribute its own funds or cancel this Lease as of the date of the casualty by giving written notice to the Landlord not more than thirty (30) days after receipt of notice of Landlord's election.

18.
EMINENT DOMAIN

        If all or part of the Premises are taken under the power of eminent domain or conveyed under threat of condemnation proceedings during the term of this Lease:

        A.    Either Landlord or Tenant may terminate this Lease by giving the other thirty (30) days written notice of termination; provided, however, that neither party can terminate this Lease unless the portion of the Premises taken or conveyed is so extensive as to render the remainder of the Premises useless for the uses permitted by this Lease.

        B.    If only a portion of the Premises is taken or conveyed and neither Landlord nor Tenant terminates this Lease, the rent thereafter payable under this Lease shall be reduced by the same percentage that the gross rentable square footage of the portion taken by eminent domain (or conveyed under threat of condemnation) bears to the gross rentable square footage of the entire Premises. Tenant's Proportionate Share shall likewise be reduced by the same percentage.

        If any portion of the Center other than the Premises, or any portion of the Common Area is taken by eminent domain or conveyed under threat of condemnation, Landlord may, at its option, terminate this Lease upon thirty (30) days written notice to Tenant.

        Any and all damages and compensation awarded or paid because of a taking of the Premises or any other portion of the Center shall belong to Landlord, and Tenant shall have no claim against Landlord or the entity exercising eminent domain power for the value of the unexpired term of this Lease or any other right arising from this Lease. Tenant's sole recovery shall be for sums attributable to Tenant's improvements or alterations, which improvements or alterations Tenant has the right to remove from the premises pursuant to the provisions of this Lease, but elects not to remove, and Tenant's relocation costs.

19.
ENTRY

        Tenant agrees to permit Landlord and/or its authorized agent to enter the Premises at anytime, with reasonable prior notice for inspecting, making such repairs or additions as Landlord may desire or be required to make, and showing the Building to any prospective purchaser, and during the last six (6) months of the Lease term or any extension or renewal, to prospective tenants. Insofar as Landlord may reasonably do so, Landlord shall effect such repairs under this paragraph, at such times and in such manner as will not unreasonably interfere with the use by Tenant of the Premises or the conduct of Tenant's business therein.

20.
SURRENDER

        Tenant, on the last day of the Lease term or any extension or renewal thereof, will surrender the Premises in as good condition as when delivered to Tenant, ordinary wear and tear, loss by fire, the elements, or by any cause beyond Tenant's control excepted.

21.
DEFAULT

        A.    TENANT'S DEFAULT

        The occurrence of any of the following shall constitute a default by Tenant:

            (i)  Failure to pay rent when due if the failure continues for three (3) days after notice thereof has been given to Tenant.

          (ii)  Abandonment and vacation of the Premises. (Failure to occupy and operate the premises for 10 consecutive days shall be deemed an abandonment and vacation.)

          (iii)  Failure to perform any other provision of this Lease if the failure to perform is not cured within ten (10) days after written notice to Tenant. If default cannot reasonably be cured within ten (10) days, Tenant shall not be in default of this Lease if Tenant commences to cure the default within the ten (10) day period and diligently and in good faith continues to cure the default.

        B.    LANDLORD'S REMEDIES

        Landlord shall have the following remedies if Tenant commits a default. These remedies are not exclusive, they are cumulative and in addition to any remedies now or later allowed by law.

            (i)  Landlord may continue this Lease in full force and effect and the Lease will continue in effect as long as Landlord does not terminate Tenant's right to possession and Landlord shall have the right to collect rent when due. During the period Tenant is in default, Landlord can enter the premises and relet them or any part of them to third parties for Tenant's account. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises, including, without limitation, broker's commissions, expenses of remodeling the Premises required by the reletting and like costs. Reletting can be for a period shorter or longer than the remaining term of this Lease. Tenant shall pay to Landlord the rent due under this Lease on the dates the rent is due, less the rent Landlord receives from any reletting. No act by Landlord allowed by this paragraph shall terminate this Lease unless Landlord notifies Tenant that Landlord elects to terminate this Lease. After Tenant's default and for as long as Landlord does not terminate Tenant's right to possession of the premises, if Tenant obtains Landlord's consent, Tenant shall have the right to assign or sublet its interest in this Lease, but Tenant shall not be released from liability. Landlord's consent to a proposed assignment or subletting shall not be unreasonably withheld.

          If Landlord elects to relet the Premises as provided in this paragraph, the rent that Landlord receives from reletting shall be applied to the payment of: First, any indebtedness from Tenant to Landlord, other than rent due from Tenant; second, all costs, including maintenance costs incurred by Landlord in reletting; and third, rent due and unpaid under this Lease. After deducting payments referred to in this paragraph, any sum remaining from the rent Landlord receives from reletting shall be held by Landlord and applied in payment of future rent as rent becomes due under this Lease. In no event shall Tenant be entitled to any excess rent received by Landlord. If, on the date rent is due under this Lease, the rent received from the reletting is less than the rent due on that date, Tenant shall pay to Landlord, in addition to the remaining rent due, all costs for maintenance incurred by Landlord in the reletting that remain after applying the rent received from the reletting as provided in this paragraph.

          (ii)  Landlord can terminate Tenant's right to possession of the Premises at any time. No act by Landlord, other than giving notice to Tenant, shall terminate this Lease. Acts of maintenance,

  efforts to relet the Premises or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease or the acceptance of keys and possession of the Premises from Tenant shall not constitute a termination of Tenant's right to possession. On termination, Landlord has the right to recover from Tenant:

            (a)  The worth at the time of the award of the unpaid rent that had been earned at the time of the termination of this Lease;

            (b)  The worth at the time of the award of the amount by which the unpaid rent that would have been earned after the date of termination of this Lease until the time of the award exceeds the amount of the loss of rent the Tenant proves could have been reasonably avoided;

            (c)  The worth at the time of the award of the amount by which the unpaid rent for the balance of the term after the time of the award exceeds the amount of the loss of rent the Tenant proves could have been reasonably avoided; and

            (d)  Any other amount and court costs and attorneys fees necessary to compensate Landlord for all detriment proximately caused by Tenant's default. "The worth at the time of the award" as used in subparts (a) and (b) of this paragraph is to be computed by allowing interest at the rate of 10% per annum. "The worth at the time of the award" as referred to in subparagraph (c) of this paragraph is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus 1%.

          (iii)  Landlord, at any time after Tenant commits a default, can cure the default at Tenant's cost. If Landlord at any time, by reason of Tenant's default, pays any sum or does any act that requires the payment of any sum, the sum paid by Landlord shall be due immediately from Tenant at the time the sum is paid and if paid at a later date, shall bear interest at the rate of 10% per annum. Such sums, together with interest, shall be considered additional rent.

        C.    LATE CHARGES AND RETURNED CHECK CHARGES

        Tenant acknowledges that late payment by Tenant to Landlord of rent or any other sum due Landlord from Tenant and returned checks will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of encumbrance and note secured by any encumbrance covering the Premises. Therefore, if any installment of rent or other sums due from Tenant is not received by Landlord by the end of the 10th day of the month, or any check issued to Landlord is returned, Tenant shall pay to Landlord and additional sum of 10% of the overdue amount and a returned check charge of Twenty-five Dollars and NO/100 ($25.00). The parties agree that this fee represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant. Acceptance of any late charge shall not constitute a waiver of Tenant's default with respect to the overdue amount, or prevent Landlord from exercising any of the other rights and remedies available to Landlord.

22.
ATTORNEY'S FEE

        In the event either party brings suit to compel performance of, or to recover damages for the breach of any covenant, condition or agreement contained herein, the prevailing party shall be entitled to reasonable Attorney's fees and court costs.

23.
QUIET ENJOYMENT

        Landlord covenants and agrees with Tenant that upon Tenant's paying said rent, and performing all the covenants and conditions contained herein on Tenant's part to be observed and performed, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises for the term aforesaid, without hindrance or disturbance by Landlord or anyone claiming by, through or under Landlord.

24.
SUCCESSION

        This Lease shall benefit and be binding upon Landlord and Tenant and their respective heirs, legal representative, successors and assigns, but nothing in this paragraph shall be construed as a consent by Landlord to any assignment of this Lease or any interest therein by Tenant except as provided in paragraph 12 of this Lease.

25.
WAIVER

        Waiver by Landlord of any provision hereof on any one occasion shall not be deemed to be a general waiver of such provision thereof. The acceptance of rent or other performance hereunder after default shall not be a waiver of any breach of any term of this Lease nor shall it reinstate, continue or extend the term of this Lease or affect any notice, demand or suite hereunder.

26.
ESTOPPEL CERTIFICATE

        Tenant shall, upon not less than ten (10) days prior written notice, execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which rental and other charges have been paid in advance the amount of security deposit, if any, and acknowledging that there is not, to Tenant's knowledge, any uncured default on the part of Landlord, specifying the default if any be claimed. Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant that this Lease is in full force and effect without modification except as may be represented by Landlord, that there are not uncured defaults in Landlord's performance and that not more than one month's rental has been paid in advance.

27.
SUBORDINATION

        Tenant hereby agrees that its leasehold interest hereunder is subordinate to any current mortgages, covenants, conditions and restrictions or other matter of record, or hereafter to be placed on the Premises, provided; as a condition precedent to such subordination, each such mortgagee whose interest are hereby made prior to Tenant's shall expressly covenant or provide that so long as Tenant is not in default under said Lease Agreement, Tenant's quiet possession of the Premises shall remain undisturbed, on the terms and conditions stated herein, whether or not the mortgagor is in default and notwithstanding any foreclosure or other action brought by the holder of the mortgage in connection therewith. Tenant shall execute reasonable and customary documents required by Landlord or Landlord's mortgagee to assure that subordination of this Lease within ten (10) days of receipt of written request to do so. If any mortgagee, trustee or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground Lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust or ground Lease or the date of recording thereof.

        In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by Landlord covering the Premises, Tenant shall attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as Landlord under this Lease.

28.
HAZARDOUS MATERIALS

        Tenant shall not use, store, or dispose of any hazardous substances upon the premises, except use and storage of such substances is they are customarily used in Tenant's business, and such use and storage complies with all environmental laws. Hazardous substances means any hazardous waste, substance or toxic materials regulated under any environmental laws or regulations applicable to the property.

29.
RULES AND REGULATIONS

        Tenant, in the use of the Premises and Common and Parking Area, agrees to comply with such reasonable and non-discriminatory rules and regulations as Landlord may adopt from time to time for the orderly and proper operation of the Common Area. Any conflict between the rules and regulations and this Lease shall be resolved in favor of the Lease.

30.
CAPTIONS

        The captions of this Lease shall have no effect on its interpretation, when required by the context of this Lease, the singular shall include the plural.

31.
SEVERABILITY

        Severability, the unenforceability, invalidity or illegality of any provision shall not render the other provisions unenforceable, invalid or illegal.

32.
JOINT AND SEVERAL LIABILITY

        If more than one person or entity is Tenant, the obligations imposed on that party shall be joint and several.

33.
SALES OF PREMISES BY LANDLORD

        In the event of any sale of the Premises by Landlord and upon assignment of security deposit to Buyer Landlord shall be and is hereby entirely freed and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease arising out of any act occurrence or omission occurring after the consummation of such sale; and the purchaser, at such sale or any subsequent sale of the Premises, shall be deemed without any further agreement between the parties or their successors-in-interest or between the parties and any such purchaser, to have assumed and agreed to carry out any and all of the covenants and obligations of Landlord under this Lease.

34.
NOTICES

        Except as otherwise provided by law, all notices or other communications required or permitted by this Lease or by law to be served on or given to either Landlord or Tenant shall be in writing and shall be deemed duly served and given when personally delivered to the party to whom it is directed or any managing employee of that party, or when sent by Certified/Registered Mail, Return Receipt Requested; facsimile transmission or overnight delivery service. Any notice shall be deemed to have been given on the date delivered or three (3) days after the same is deposited in the United States mail as registered or certified matter, or one (1) day after the same is transmitted via facsimile or deposited with an overnight delivery service, except notice of any change of address which notice shall be effective on receipt.

        Notice will be addressed as shown or at other place as either party hereto may subsequently designate in writing to the other party.

LANDLORD:	TENANT:
Mangrove Plaza c/o RSC Associates, Inc. 20 Williamsburg Lane Chico, CA 95926 Ph. (530)893-8228 Fax (530)893-9483	Butte Community Bank, a Corporation 2041 Forest Avenue Chico, CA 95928 Ph. (530) 899-7100 Fax (530)

35.
TIME OF ESSENCE

        Time is expressly declared to be of the essence in this Lease.

36.
SOLE AND ONLY AGREEMENT

        This instrument constitutes the sole and only agreement between Landlord and Tenant respecting the Premises or the leasing of the Premises to Tenant, and correctly sets forth the obligations of Landlord and Tenant to each other as of this date. Any agreement or representations respecting the Premises or their leasing by Landlord to Tenant not expressly set forth in this instrument are null and void. Any amendment or modification of this Lease must be in writing signed by both parties.

37.
ADDITIONAL PROVISIONS

        A.    CONDITION OF PREMISES

        Landlord shall cause existing tenant's furniture, fixtures and equipment to be removed from the Premises on or before March 31, 2001. Landlord shall cause a review satisfactory to both parties of any potential environmental hazards including but not limited to asbestos or hazardous substances prior to April 15, 2001. Landlord shall make needed repairs to the roof to Tenants' reasonable satisfaction, including tiles presently broken and flat roof areas presently in need of repair and to coordinate those repairs with the work of Tenant whenever possible. A very recent report from Weathers Air Conditioning is hereby accepted by Tenant as representation that the HVAC units are presently working.

        B.    RIGHT TO SUBLEASE

        Landlord shall not allow the leasing of any future vacant space in Mangrove Plaza (to the extent owned by Landlord) for use as an ATM or bank branch by any tenant other than the Tenant during the term of this Lease and/or any extensions thereof.

        C.    TYPE OF LEASE

        Landlord shall obtain, and Tenant shall pay for fire insurance on the Premises. Tenant shall reimburse Landlord for the real estate taxes on the Premises. Maintenance of the Blockbuster landscaping will not be paid by Tenant. Tenant shall at its cost maintain the landscaping located on the Premises. Landlord agrees that the additional charges shall not increase more than Three and one half percent (3.5%) in any single year, including if due to the sale of the property and/or portion of common area.

        It is agreed that the cost for the interior and exterior building maintenance of the roof and exterior walls, the public utilities from outside walls, septic systems or sewer replacement and replacement or repair of heat, ventilation and air conditioning (HVAC) units (if required) is to be borne by Landlord.

        It is agreed that the cost of the interior maintenance and janitorial, all utilities, exterior glass, tenant signage and a quarterly HVAC maintenance contracts are the responsibility of the Tenant.

        D.    TENANT IMPROVEMENTS

        Tenant shall contract for any work to be performed to prepare the Premises for occupancy. Tenant shall be responsible for obtaining approvals and permits, coordinating special requirements and contracting for construction and installation. Tenant shall be responsible for all costs beyond the Lessor's improvement allowance of Seventy-five Thousand Dollars and NO/100 ($75,000.00). Work may commence upon receipt of necessary permits, subject only to: (a) Tenant placing all utilities to the property in their name, (b) Landlord being notified and allowed to post a Notice of Non-Responsibility, (c) the payment of the security deposit and the first month's rental herein, and (d) furnishing to Lessor of a liability insurance binder naming the Anna Laura Shilling Trust as an additional insured during construction and occupancy. Commencement of the rent shall be defined as October 1, 2001, regardless of any earlier possession to remodel and fixturize the Premises. Lessee agrees to pursue this remodeling with due diligence. If Tenant obtains approval of a drive-through, Landlord and Tenant agree to work in good faith to agree on placement and design of the ingress and egress for the drive-through.

        E.    DISBURSEMENTS

        When Tenant has completed the planning, design and costing phase of their remodel work, Tenant will cause a budget to be prepared outlining the interior and exterior cost of work to be paid for with the $75,000.00 improvement allowance. Landlord shall pay, as billed by Tenant, but no more frequently than monthly, up to $75,000.00 of the amount equal to 90% of the budget amount spent for remodeling, based upon a percentage-of-completion amount furnished by Tenant's licensed architect (if one is retained) or as agreed between Lessor's agent, RSC Associates, Inc. and Tenant's Agent, Tracy & Associates.

38.
FIRST RIGHT OF REFUSAL

        If, during the term of this Lease or any extension thereof, Landlord shall receive an acceptable offer to purchase the Premises or if Landlord shall wish to enter into an agreement for the sale of said Premises, Landlord shall first give Tenant written notice setting forth the name of the proposed purchaser, the purchase price and all the material terms and conditions of the proposed sale. Within fifteen (15) days following the delivery of said notice, Landlord shall have the right to purchase the property upon the same terms and conditions of the proposed sale. Said right shall be exercised by delivering such election to owner/Lessor prior to the expiration of said fifteen (15) days.

        IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first written above.

LANDLORD:		TENANT:
ANNA LAURA SHILLING TRUST dba MANGROVE PLAZA		BUTTE COMMUNITY BANK, A CORPORATION
X	/s/ ROBERT SHILLING	X	/s/ K C ROBBINS
BY:	Bob Shilling	BY:	Keith C. Robbins
ITS:	Trustee	ITS:	President
Date:	3-21-01	Date:	3-20-01
X	/s/ ANNA L. SHILLING	X	JOHN F. COGER
BY:	Anna L. Shilling	BY:	John F. Coger
ITS:	Trustee	ITS:	EVP/CFO
Date:	March 21, 01	Date:	3-20-01

QuickLinks

  Exhibit 10.40
MANGROVE PLAZA LEASE AGREEMENT